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                                                                    EXHIBIT 99.6

                                CHANGE IN CONTROL
                             SEVERANCE COMPENSATION
                                       AND
                         RESTRICTIVE COVENANT AGREEMENT


         THIS SEVERANCE COMPENSATION AND RESTRICTIVE COVENANT AGREEMENT ("Agreement") is dated as of May 14, 2001 between HEALTHCARE.COM CORPORATION, a Georgia corporation (the "Company"), and _________________ (the "Executive").

         WHEREAS, the Company has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control (as hereinafter defined) of the Company; and

         WHEREAS, the severance benefits payable by the Company to Executive as provided herein are in part intended to ensure that Executive receives reasonable compensation given the specific circumstances of Executive's employment history with the Company;

         NOW, THEREFORE, in consideration of their respective obligations to one another set forth in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties hereby acknowledge, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

         1. Term. This Agreement shall become effective only upon consummation of the Agreement and Plan of Merger and Reorganization dated May 14, 2001 by and among the Company, XCare.net Inc. and Orbit Acquisition Corp., as such Agreement may be amended from time to time hereafter (the "XCare Merger Agreement"), and shall terminate, except to the extent that any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (i) December 31, 2001 if a Change in Control of the Company has not occurred between the date hereof and December 31, 2001; (ii) the Date of Termination (as hereinafter defined) of the Executive's employment with the Company as a result of the Executive's death, Disability (as defined in Section 3(b)) or Retirement (as defined in Section 3(c)), by the Company for Cause (as defined in Section 3(d)) or by the Executive other than for Good Reason (as defined in Section 3(e)); or (iii) two years from the date of a Change in Control if the Executive's employment with the Company has not terminated as of such time.

         2. Change in Control. For purposes of this Agreement, "Change in Control" shall mean changes in the ownership of a corporation, changes in the effective control of a corporation, changes in ownership of a substantial portion of a corporation's assets and a disposition of a substantial portion of a corporation's assets, all as defined below:

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                  (a)      A change in the ownership of a corporation occurs on
the date that any one person, or more than one person acting as a group, acquires ownership of stock of that corporation which, together with stock held by such person or group, represents more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock.

                  (b) A change in the effective control of a corporation occurs on the date that either: any one person, or more than one person acting as a group becomes the beneficial owner of stock of the corporation possessing twenty percent (20%) or more of the total voting power of the stock of such corporation; or a majority of members of the corporation's board of directors is replaced during any 24 month period by directors whose appointment or election is not endorsed by at least two-thirds (2/3) of the members of the corporation's board of directors who were directors prior to the date of the appointment or election of the first of such new directors.

                  (c) A change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total fair market value equal to or more than one-half (1/2) of the total fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. The transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred: to a shareholder of the corporation (immediately before the asset transfer) in exchange for such shareholder's capital stock of the corporation having a fair market value approximately equal to the fair market value of such assets; or to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

                  (d) A disposition of a substantial portion of a corporation's assets occurs on the date that the corporation transfers assets by sale, lease, exchange, distribution to shareholders, assignment to creditors, foreclosure or otherwise, in a transaction or transactions not in the ordinary course of the corporation's business (or has made such transfers during the 12 month period ending on the date of the most recent transfer of assets) that have a total fair market value equal to or more than one-half (1/2) of the total fair market value of all of the assets of the corporation as of the date immediately prior to the first such transfer or transfers. The transfer of assets by a corporation is not treated as a disposition of a substantial portion of the corporation's assets if the assets are transferred to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

For purposes of the provision of this Agreement defining "Change in Control,"
(i) references to the Company in this Agreement include the Georgia corporation known as


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Healthcare.com Corporation as of the date of execution of this Agreement, and any corporation which is the legal successor to such corporation; and (ii) the terms "person," "acting as a group" and "ownership" shall have the meanings prescribed in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder; provided, however, that in any merger, consolidation or share exchange in which less than fifty percent (50%) of the outstanding voting securities of the Company or its successor corporation are held by the former shareholders of the Company, the shareholders of the other parties to the transaction shall be deemed to have acted as a group that acquired ownership of more than fifty percent (50%) of the outstanding voting securities of the Company, resulting in a change in ownership under
Section 2(a) above. For the avoidance of doubt, the consummation of the "XCare Merger Agreement" shall be deemed a Change in Control.

         3.       Termination Following Change in Control.

                  (a) If the Executive is still an employee of the Company at the time of a Change in Control, of if Executive was terminated by the Company in anticipation of a Change in Control other than for Cause, the Executive shall be entitled to the compensation and benefits provided in Section 4 upon the subsequent termination of the Executive's employment with the Company by the Executive or by the Company during the term of this Agreement, unless such termination is as a result of (i) the Executive's death; (ii) the Executive's Disability; (iii) the Executive's Retirement; (iv) the Executive's termination by the Company for Cause; or (v) the Executive's decision to terminate employment other than for Good Reason.

                  (b) Disability. The term "Disability" as used in this Agreement shall mean termination of the Executive's employment by the Company as a result of the Executive's incapacity due to physical or mental illness, provided that the Executive shall have been absent from his duties with the Company on a full-time basis for six consecutive months and such absence shall have continued unabated for 30 days after Notice of Termination as described in
Section 3(f) is thereafter given to the Executive by the Company.

                  (c) Retirement. The term "Retirement" as used in this Agreement shall mean termination of the Executive's employment by the Company based on the Executive's having attained age 65 or such later retirement age as shall have been established pursuant to a written agreement between the Company and the Executive.

                  (d) Cause. The term "Cause" for purposes of this Agreement shall mean the Company's termination of the Executive's employment on the basis of criminal or civil fraud on the part of the Executive involving a material amount of funds of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held


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for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in the first sentence of this Section 3(d) and specifying the particulars thereof in detail. For purposes of this Agreement only, the preparation and filing of fictitious, false or misleading claims in connection with any federal, state or other third party medical reimbursement program, or any other violation of any rule or regulation in respect of any federal, state or other third party medical reimbursement program by the Company or any subsidiary of the Company shall not be deemed to constitute "criminal fraud" or "civil fraud".

                  (e) Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following actions taken by the Company without the Executive's express written consent:

                           (i)      The assignment to the Executive by the
Company of duties inconsistent with, or a material adverse alteration of the powers and functions associated with, the Executive's duties and responsibilities with the Company prior to a Change in Control, including, without limitation, increased working hours required of the Executive that are not substantially consistent with the Executive's working hours immediately prior to a Change in Control;

                           (ii)     A reduction in the Executive's base salary
as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average annual percentage increase in base salary for all corporate officers of the Company effected in the preceding 36 months;

                           (iii)    Any failure by the Company to continue in
effect any benefit plan, program or arrangement (including, without limitation, any profit sharing plan, group annuity contract, group life insurance supplement, or medical, dental, accident and disability plans) in which the Executive was eligible to participate at the time of a Change in Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan, unless a comparable substitute Benefit Plan shall be made available to the Executive, or deprive the Executive of any fringe benefit enjoyed by the Executive at the time of a Change in Control;

                           (iv)     Any failure by the Company to continue in
effect any incentive plan or arrangement (including, without limitation, any bonus or contingent bonus arrangements and credits and the right to receive performance awards and similar incentive compensation benefits) in which the Executive is participating at the time of a Change in Control (or any other plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive


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Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than five percentage points in any fiscal year as compared to the immediately preceding fiscal year, or any action to reduce Executive's bonuses under any Incentive Plan by more than 20% of the average annual bonus previously paid to Executive with respect to the preceding three fiscal years;

                           (v)      Any failure by the Company to continue in
effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's Stock Incentive Plan, Employee Stock Purchase Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive is participating or has the right to participate in prior to a Change in Control (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan, unless a comparable substitute Securities Plan shall be made available to the Executive;

                           (vi)     A relocation of the Company's principal
executive offices to a location more than ten (10) miles outside of Marietta, Georgia, or the Executive's relocation to any place other than the Company's principal executive offices, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to a Change in Control;

                           (vii)    Any failure by the Company to provide the
Executive with the number of paid vacation days (or compensation therefor at termination of employment) accrued to the Executive through the Date of Termination, together with any earned but unused vacation days for the vacation year in question;

                           (viii)   Any material breach by the Company of any
provision of this Agreement;

                           (ix)     Any failure by the Company to obtain the
assumption of this Agreement by any successor or assign of the Company effected in accordance with the provisions of Section 7(a) hereof;

                           (x)      Any purported termination of the Executive's
employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(f), and for purposes of this Agreement, no such purported termination shall be effective; or

                           (xi)     Any proposal or request by the Company after
the Effective Date to require that the Executive enter into a non-competition agreement with the Company where the terms of such agreement as to its scope or duration are greater than the terms set forth in Section 5 hereof.


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                  (f)      Notice of Termination. Any termination of the
Executive's employment by the Company for a reason specified in Section 3(b), 3(c) or 3(d) shall be communicated to the Executive by a Notice of Termination prior to the effective date of the termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate whether such termination is for the reason set forth in Section 3(b), 3(c) or 3(d) and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no termination of the Executive's employment by the Company shall constitute a termination for Disability, Retirement or Cause unless such termination is preceded by a Notice of Termination.

                  (g)      Date of Termination. "Date of Termination" shall mean
(a) if the Executive's employment is terminated by the Company for Disability, 30 days after a Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period) or (b) if the Executive's employment is terminated by the Company or the Executive for any other reason, the date on which the Executive's termination is effective; provided that, if within 30 days after any Notice of Termination is given to the Executive by the Company the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         4.       Compensation and Benefits upon Termination of Employment.

                  (a) If the Company shall terminate the Executive's employment after a Change in Control other than pursuant to Section 3(b), 3(c) or 3(d) and Section 3(f), or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive, as severance compensation and in consideration of the Executive's adherence to the terms of
Section 5 hereof, the following:

                           (1)      On the Date of Termination, the Company
shall become liable to the Executive for an amount equal to the Executive's annual base salary on the date of the Change in Control plus an amount equal to the percentage of the Executive's salary corresponding to the percentage of salary set as the available target bonus for the Executive for the year preceding the Change in Control, which amount shall be paid to the Executive in cash in bi-weekly increments, or otherwise in accordance with the Company's payroll policies over the one-year period following the Date of Termination. All such payments will be subject to any legally required withholding under applicable federal and state laws. For so long as the Executive receives payments from the Company pursuant to the terms of this paragraph, the Executive's termination shall not be considered a termination of employment with respect to any Company stock option or stock purchase plan.


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                           (2)      For a period of one year following the Date
of Termination, the Executive and anyone entitled to claim under or through the Executive shall be entitled to all benefits under the group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, or other present or future similar group employee welfare benefit plan or program of the Company for which key executives are eligible at the date of a Change in Control, to the same extent as if the Executive had continued to be an employee of the Company during such period and such benefits shall, to the extent not fully paid under any such plan or program, be paid by the Company. In addition, the Company agrees to extend any rights that Executive may have under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) as if the Executive terminated employment at the end of the one-year period following Executive's termination, and the COBRA coverage period shall be measured from such date and not from the date of termination of Executive's employment with the Company.

                           (3)      For a period of one year after the Date of
Termination, the Company shall allow the Executive to utilize for his business and personal use any Company leased automobile previously furnished to him or an equivalent type and style of automobile and shall reimburse the Executive for the maintenance and repair costs of such automobile and extend full insurance coverage relating to such automobile in favor of the Executive, as additional named insured, during such one-year period. In addition, the Executive shall be entitled, at the Executive's sole discretion, to exercise any option to acquire such automobile pursuant to the terms which may be provided in the lease agreement for the automobile in question.

                  (b) The parties hereto agree that the payments provided in Section 4(a) hereof are reasonable compensation in light of the Executive's services rendered to the Company and in consideration of the Executive's adherence to the terms of Section 5 hereof. Neither party shall contest the payment of such benefits as constituting an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code. In the event that the Executive becomes entitled to the compensation and benefits described in Section 4(a) hereof (the "Compensation Payments") and the Company has determined, based upon the advise of tax counsel selected by the Company's independent auditors and acceptable to the Executive, that, as a result of such Compensation Payments and any other benefits or payments required to be taken into account under Code
Section 280G(b)(2) ("Parachute Payments"), any of such Parachute Payments must be reported by the Company as "excess parachute payments" and are therefore not deductible by the Company, the Company shall pay to the Executive at the time specified in Section 4(a) above an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any of the tax imposed on the Executive by Section 4999 of the Code (the "Excise Tax") and any Federal, state and local income tax and Excise Tax upon the Gross-Up Payment, shall be equal to the Parachute Payments determined prior to the application of this paragraph. The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation


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in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax payable by the Executive is subsequently determined to be less than the amount, if any, taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided for in Section 1274(b)(2)(B) of the Code ("Repayment Amount"). In the event that the Excise Tax payable by the Executive is determined to exceed the amount, if any, taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest and penalty payable with respect to such excess) immediately prior to the time that the amount of such excess is required to be paid by Executive ("Additional Gross-up"), such that the net amount retained by the Executive, after deduction of any Excise Tax on the Parachute Payments and any Federal, state and local income tax and Excise Tax upon the Additional Gross-Up Payment, shall be equal to the Parachute Payments determined prior to the application of this paragraph. The obligation to pay any Repayment Amount or Additional Gross-up shall remain in effect under this Agreement for the entire period during which the Executive remains liable for the Excise Tax, including the period during which any applicable statute of limitation remains open.

                  (c) The payments provided in Section 4(a) above shall be in lieu of any other severance compensation otherwise payable to Executive under the Company's established severance compensation policies and, unless the Executive elects, that certain Severance Compensation and Restrictive Covenant Agreement of even date between the Executive and the Company; provided, however, that nothing in this Agreement shall affect or impair Executive's vested rights under any other employee benefit plan or policy of the Company.

                  (d) Unless the Company determines that any Parachute Payments made hereunder must be reported as "excess parachute payments" in accordance with the third sentence of Section 4(b) above, neither party shall file any return taking the position that the payment of such benefits constitutes an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code. If the Internal Revenue Service proposes an assessment of Excise Tax against the Executive in excess of the amount, if any, taken into account at the time specified in Section 4(a), then, if the Company notifies Executive in writing that the Company elects to contest such assessment at its expense, unless the Executive waives the right to an Additional Gross-Up Payment, the Executive (i) shall in good faith cooperate with the Company in contesting such proposed assessment; and (ii) such Executive shall not settle such contest without the written consent of the Company. Any such contest shall be


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controlled by the Company, provided, however, that the Executive may participate in such contest.

         5.       Protective Covenants.

                  (a)      Definitions.

                  This Subsection sets forth the definition of certain capitalized terms used in Subsections (a) through (f) of this Section 5.

                           (i)      "Competing Business" shall mean a business
(other than the Company) that, directly or through a controlled subsidiary or through an affiliate develops, markets and supports enterprise application integration (EAI) software products and provides services related to its products, as well as integration outsourcing and information technology (IT) facilities management services in the healthcare industry. Notwithstanding the foregoing, no business shall be deemed a "Competing Business" unless, within at least one of the business's three most recently concluded fiscal years, that business, or a division of that business, derived more than twenty percent (20%) of its gross revenues or more than $2,000,000 in gross revenues from the development, marketing or sale of competing products or services encompassed in the definition of Competing Business.

                           (ii)     "Competitive Position" shall mean: (A) the
Executive's direct or indirect equity ownership (excluding ownership of less than one percent (1%) of the outstanding common stock of any publicly held corporation) or control of any portion of any Competing Business; or (B) any employment, consulting, partnership, advisory, directorship, agency, promotional or independent contractor arrangement between the Executive and any Competing Business where the Executive performs services for the Competing Business substantially similar to those the Executive performed for the Company, provided, however, that the Executive shall not be deemed to have a Competitive Position solely because of the Executive's services for a Competing Business that are not directly related to the sale of competing products or services encompassed in the definition of Competing Business, unless more than thirty-five percent (35%) of the gross revenues of the Competing Business are derived from the sale of products or services encompassed in the definition of Competing Business.

                           (iii)    "Covenant Period" shall mean the period of
time from the date of this Agreement to the date that is one (1) year after the Date of Termination.

                           (iv)     "Customers" shall mean actual customers,
clients, referral sources or managed care organizations or actively sought prospective customers, clients, referral sources or managed care organizations of the Company (A) during the one (1) year prior to the date of this Agreement and (B) during the Covenant Period.


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                           (v)      "Restricted Territory" shall mean the
geographic territories in the United States in which Company operates and conducts business at the time of Executive's termination from the Company.

                  (b) Limitation on Competition. In consideration of the Company's entering into this Agreement, the Executive agrees that during the Covenant Period, the Executive will not, without the prior written consent of the Company, anywhere within the Restricted Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position (other than action to reject an unsolicited offer of a Competitive Position).

                  (c) Limitation on Soliciting Customers. In consideration of the Company's entering into this Agreement, the Executive agrees that during the Covenant Period, the Executive will not, without the prior written consent of the Company, alone or in conjunction with any other party, solicit, divert or appropriate or attempt to solicit, divert or appropriate on behalf of a Competing Business with which Executive has a Competitive Position any Customer located in the Restricted Territory (or any other Customer with which the Executive had any direct contact on behalf of the Company) for the purpose of providing the Customer or having the Customer provided with a Competing Product or Competing Service.

                  (d) Limitation on Soliciting Personnel or Other Parties. In consideration of the Company's entering into this Agreement, the Executive hereby agrees that he will not, without the prior written consent of the Company, alone or in conjunction with any other party, solicit or attempt to solicit any employee, consultant, contractor, independent broker or other personnel of the Company to terminate, alter or lessen that party's affiliation with the Company or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company.

                  (e) Consulting Agreement. In consideration of the Company's entering into this Agreement, the Executive agrees that from the Date of Termination and until the expiration of the Covenant Period, the Executive shall make himself available, for at least (5) hours per month, to consult with employees or representatives of the Company regarding issues the Executive was familiar with during his tenure with the Company.

                  (f) Acknowledgment. The parties acknowledge and agree that the Protective Covenants are reasonable as to time, scope and territory given the Company's need to protect its trade secrets and confidential business information and given the substantial payments and benefits to which the Executive may be entitled pursuant to this Agreement.

                  (g) Option Plans. In consideration of the Executive's entering into this Agreement, the Company hereby agrees that it will not, without the prior written consent of the Executive, terminate the Healthcare.com Corporation Stock Option Plan or the

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Healthcare.com Corporation Nonqualified Stock Option Plan nor will the Company amend either such plan to reduce any benefit accrued to the Executive as of the effective date of this Agreement. The Company also agrees to require the assumption of the Healthcare.com Corporation Stock Option Plan and the Healthcare.com Corporation Nonqualified Stock Option Plan by any successor or assign of the Company in the event of a Change in Control where the Company is not a surviving entity.

                  (h) Remedies. The parties acknowledge that any breach or threatened breach of a Protective Covenant by a party is reasonably likely to result in irreparable injury to the other party, and therefore, in addition to all remedies provided at law or in equity, the breaching party agrees that the non-breaching party shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of the Protective Covenant.

         6. No Obligation to Mitigate Damages; No Effect on Other Contractual Rights.

                  (a) All compensation and benefits provided to the Executive under this Agreement are in consideration of the Executive's services rendered to the Company and of the Executive's adhering to the terms set forth in Section 5 hereof and the Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

                  (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.


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         7.       Successor to the Company.

                  (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid, including without limitation, the Surviving Company in any Change in Control. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in Sections 3, 4, 12 and 14 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to
Section 4 hereof.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or the designee or, if there be no such designee, to the Executive's estate.

         8. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:

                  If to Company:
                           Healthcare.com Corporation
                           1850 Parkway Place, Suite 1100
                           Marietta, Georgia  30067
                           Attention:  General Counsel

                  If to Executive:


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or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         9. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         10. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         12. Legal Fees and Expenses. The Company shall pay all legal fees, expenses and damages which the Executive may incur as a result of the Executive's instituting legal action to enforce his rights hereunder, or in the event the Company contests the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement. If the Executive is the prevailing party or recovers any damages in such legal action, the Executive shall be entitled to receive in addition thereto pre-judgment and post-judgment interest on the amount of such damages.

         13. Severability; Modification. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, but such remaining provisions shall be interpreted and construed in such a manner as to carry out fully the intention of the parties. Should any judicial body interpreting this Agreement deem any provision of this Agreement to be unreasonably broad in time, territory, scope or otherwise, it is the intent and desire of the parties that such judicial body, to the greatest extent possible, reduce the breadth of such provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

         14. Confidentiality. The Executive acknowledges that he has previously entered into, and continues to be bound by the terms of, a Confidentiality Agreement with the Company.



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
         15. Agreement Not an Employment Contract. This Agreement shall not be deemed to constitute or be deemed ancillary to an employment contract between the Company and the Executive, and nothing herein shall be deemed to give the Executive the right to continue in the employ of the Company or to eliminate the right of the Company to discharge the Executive at any time.


         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.


                                            HEALTHCARE.COM CORPORATION



                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------



                                            -----------------------------------
                                            Executive



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